Exhibit 99.1

PRESS RELEASE	SOURCE: WPCS International Incorporated

WPCS Reports 4th Quarter and FY2011 Results

EXTON, PA - (Marketwire - July 29, 2011) - WPCS International Incorporated (NASDAQ: WPCS), a leader in design-build engineering services for communications infrastructure, today announced financial results for the fourth quarter and fiscal year 2011 ended April 30, 2011. In the fourth quarter, WPCS reported revenue of $17.8 million compared to $29.2 million for the same period a year ago. The decrease in revenue is due primarily to delays in projects and bid awards.

For the fourth quarter, the company incurred goodwill and other intangible asset impairment charges of $27.5 million, as the company determined that certain intangible assets exceeded their fair value. The company emphasized that these impairment charges are non-cash charges and will have no impact on the company’s operations or cash flow. Including the non-cash charges, for the fourth quarter ended April 30, 2011, WPCS reported a net loss of approximately $27.0 million or $3.89 per diluted share. This compares to net income of $12,000 or $0.00 per diluted share for the same period a year ago.

For the fiscal year ended April 30, 2011, WPCS reported revenue of $96.8 million compared to $105.8 million for the same period a year ago. For the fiscal year ended April 30, 2011, WPCS reported a net loss of approximately $36.8 million or $5.30 per diluted share which includes goodwill and other intangible asset impairment charges of $34.4 million and the one-time charges of $624,000 associated with seeking strategic alternatives including the possible sale of the company. This compares to net income of $854,000 or $0.12 per diluted share for the same period a year ago.

On June 16, 2011, Multiband Corporation, traded under the NASDAQ symbol MBND, announced that it entered into a non-binding letter of intent to acquire WPCS at $3.20 per share in cash. In addition, Multiband Corporation has acquired approximately 10% of the outstanding shares of WPCS in an open market transaction and deposited $1 million in escrow which will be forfeited to WPCS unless WPCS materially breaches the definitive agreement to be acquired or if another bidder tops the existing bid. The proposed merger is subject to customary due diligence and the negotiation of a definitive merger document as well as WPCS shareholder approval. The transaction is expected to close by the end of the third quarter of calendar year 2011.

Andrew Hidalgo, CEO of WPCS, commented, “Although fiscal year 2011 was a difficult year for WPCS, it is behind us and we look forward to a profitable fiscal year 2012. Of the $36.8 million in net income loss for the year, $34.4 million was due to goodwill and other intangible asset impairment charges that are non-cash and that have no impact on our operations or cash flow. The remaining loss was primarily related to cost overruns on certain projects and the cost of the strategic alternatives effort as has been reported throughout the year. WPCS maintains a healthy balance sheet with approximately $4.9 million in cash and $14.8 million in working capital as of April 30, 2011. Due to the relative strength of our balance sheet, the company expects to be able to finance our growth internally and meet our short term liquidity needs. As of April 30, 2011, the backlog of official projects awarded stands at $45 million and our bid list is at $147 million which gives us an optimistic outlook for the quarters ahead. We are also expecting to generate a positive EBITDA for the first quarter of fiscal year 2012 which is ending on July 31, 2011.  We define EBITDA as earnings before interest, taxes, acquisition-related contingent earn-out costs, one-time charges related to seeking strategic alternatives and depreciation and amortization.”

As a reminder, there will be an investor conference call at 5:00 pm ET today. To participate on the conference call, please dial 888-299-4099 for calls within the U.S. or 302-709-8337 for calls from international locations. Upon reaching the operator, verbally transmit the participant code VH31453. When the overview concludes, your questions can be asked by pressing *1 and your questions can be removed from the queue by pressing the number sign. Replays of the conference call will be available for a period of five days by dialing 402-220-2946 and entering 31453 # as the program identification number.

The attached press release references a financial measure, EBITDA that is not in accordance with GAAP.  Management uses EBITDA to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons.  WPCS believes that this measure is useful to investors because it enhances investors' ability to review the Company's business from the same perspective as our management and to facilitate comparisons of this period's results with prior periods.  Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of the additional information should not be considered a substitute for net income or net income per diluted share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

About WPCS International Incorporated:

WPCS is a design-build engineering company that focuses on the implementation requirements of communications infrastructure. The company provides its engineering capabilities including wireless communication, specialty construction and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. For more information, please visit www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements involve risks and uncertainties and are subject to change at any time.  The company’s actual results could differ materially from expected results.  In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward looking statements.
_________________________________________________________________________________________________

CONTACT:

WPCS International Incorporated
610-903-0400 x101
ir@wpcs.com

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Years Ended
	April 30,		April 30,
	2011	2010	2011	2010

REVENUE	$17,826,423	$29,211,709	$96,836,728	$105,769,432

COSTS AND EXPENSES:
Cost of revenue	15,787,950	22,458,658	78,910,135	77,930,126
Selling, general and administrative expenses	7,263,284	5,653,229	24,920,538	23,454,081
Depreciation and amortization	660,303	759,034	2,754,961	2,729,882
Goodwill and intangible assets impairment	27,470,285	-	34,370,285	-
Change in fair value of acquisition-related contingent consideration	39,141	125,092	217,571	125,092

Total costs and expenses	51,220,963	28,996,013	141,173,490	104,239,181

OPERATING (LOSS) INCOME	(33,394,540)	215,696	(44,336,762)	1,530,251

OTHER EXPENSE (INCOME):
Interest expense	245,933	203,834	655,944	397,765
Interest income	(12,560)	(6,497)	(48,364)	(15,849)

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) PROVISION	(33,627,913)	18,359	(44,944,342)	1,148,335

Income tax (benefit) provision	(6,347,893)	95,792	(7,938,430)	576,226

CONSOLIDATED NET (LOSS) INCOME	(27,280,020)	(77,433)	(37,005,912)	572,109

Net loss attributable to noncontrolling interest	(250,532)	(89,304)	(174,491)	(282,292)

NET (LOSS) INCOME ATTRIBUTABLE TO WPCS	$(27,029,488)	11,871	(36,831,421)	$854,401

Basic net (loss) income per common share attributable to WPCS	$(3.89)	$0.00	$(5.30)	$0.12

Diluted net (loss) income per common share attributable to WPCS	$(3.89)	$0.00	$(5.30)	$0.12

Basic weighted average number of common shares outstanding	6,954,766	6,952,800	6,954,766	6,945,280

Diluted weighted average number of common shares outstanding	6,954,766	6,983,970	6,954,766	6,970,065

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	April 30,	April 30,
ASSETS	2011	2010

CURRENT ASSETS:

Cash and cash equivalents	$4,879,106	$5,584,309
Accounts receivable, net of allowance of $1,662,168 and $206,617 at April 30, 2011 and 2010, respectively	22,474,024	26,011,955
Costs and estimated earnings in excess of billings on uncompleted contracts	4,669,012	8,859,056
Inventory	1,972,905	2,720,052
Prepaid expenses and other current assets	1,413,151	848,626
Prepaid income taxes	173,700	-
Income taxes receivable	1,166,225	-
Deferred tax assets	2,621,329	666,000
Total current assets	39,369,452	44,689,998

PROPERTY AND EQUIPMENT, net	6,035,353	6,468,787

OTHER INTANGIBLE ASSETS, net	803,171	2,112,058

GOODWILL	2,044,856	34,919,384

DEFERRED TAX ASSETS	2,675,511	-

OTHER ASSETS	134,654	162,858

Total assets	$51,062,997	$88,353,085

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)

LIABILITIES AND EQUITY	April 30,	April 30,
	2011	2010

CURRENT LIABILITIES:

Current portion of loans payable	$35,724	$63,683
Income taxes payable	-	107,417
Borrowings under line of credit	7,000,000	-
Current portion of capital lease obligations	54,496	81,950
Accounts payable and accrued expenses	10,249,503	10,962,016
Billings in excess of costs and estimated earnings on uncompleted contracts	2,039,117	1,853,131
Deferred revenue	792,414	503,502
Due joint venture partner	3,415,641	3,288,294
Acquisition-related contingent consideration	1,008,200	851,516
Total current liabilities	24,595,095	17,711,509

Acquisition-related contingent consideration, net of current portion	-	726,677
Borrowings under line of credit	-	5,626,056
Loans payable, net of current portion	10,554	46,364
Capital lease obligations, net of current portion	15,465	69,961
Deferred tax liabilities	-	2,018,462
Total liabilities	24,621,114	26,199,029

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-
Common stock - $0.0001 par value, 25,000,000 shares authorized, 6,954,766
shares issued and outstanding at April 30, 2011 and 2010	695	695
Additional paid-in capital	50,433,626	50,346,655
Retained earnings (deficit)	(26,595,831)	10,235,590
Accumulated other comprehensive income on foreign currency translation, net of
tax effects of $185,060 and $133,648 at April 30, 2011 and 2010, respectively	1,564,965	398,116

Total WPCS shareholders' equity	25,403,455	60,981,056

Noncontrolling interest	1,038,428	1,173,000

Total equity	26,441,883	62,154,056

Total liabilities and equity	$51,062,997	$88,353,085

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